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                                                                   EXHIBIT 10.10


                              Dated January 3, 2001

                                ----------------

                          SUPPLY CHAIN SERVICES LIMITED

                                       and

                          GREATMIND TECHNOLOGY LIMITED

                                ----------------

                                    AGREEMENT

                                       RE

                                SERVICE AGREEMENT

                                ----------------
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THIS AGREEMENT is made on             , 2001
                          ------------

BETWEEN:

     1. SUPPLY CHAIN SERVICES LIMITED, a company incorporated and registered in the Hong Kong Special Administrative Region having its registered office at 8/F Guangdong Textile Centre, 22 Minden Avenue, Tsimshatsui, Hong Kong (the "Principal") and

     2. GREATMIND TECHNOLOGY LIMITED, a company incorporated and registered in the Hong Kong Special Administrative Region having its registered office at Room 1212, 12/F Hongkong Plaza, 188 Connaught Road West, Hong Kong (the "Service Provider").

     WHEREAS the Principal wishes to appoint the Service Provider to undertake software development and programming activities related to the Principal's proprietary supply chain software program (the "Software") as stipulated in Attachment A and as provided in this Agreement and to provide such Services incidental and ancillary thereto as may be necessary upon the terms and subject to the conditions hereinafter appearing.

     NOW IT IS AGREED as follows:

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1    INTERPRETATION

     1.1  In this Agreement unless the context otherwise requires:


          "Agreement"              means this agreement as the same may from
                                   time to time be amended, modified or varied in accordance with Clause 10 and includes any document which amends, waives, is supplemental to, novates or is entered into, made or given pursuant to or in accordance with any of the terms hereof;

          "Business Day"           means a day (other than a Saturday)on which
                                   banks are open for business in both the Hong
                                   Kong Special Administrative Region;

          "Commencement Date"      means January 3, 2001;

          "Services"               means any such services which the Service
                                   Provider will perform on behalf of the
                                   Principal;

          "Schedule"               means the specified time frame pre-
                                   determined by the Principal in Attachment B;

          "Software"               means the supply chain software being
                                   developed as specified by the Principal and in accordance to the modules in Attachment A;

          "Term" means the fixed period of one (1) years beginning on the Commencement Date and expiring on January 3, 2002 unless earlier terminated as provided by this Agreement;

          "HK$" means the lawful currency for the time being of Hong Kong Special Administrative Region;

          "US$" means the lawful currency for the time being of the United States of America;

     1.2  In this Agreement unless the context otherwise requires:

          (a) references to Clause(s) and Schedule(s) are references to clause(s) of and schedule(s) to this Agreement;

          (b) the words "hereto", "hereof" and words of similar import shall be construed as references to this Agreement as a whole and not to the particular provision in which the relevant reference appears;

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          (c) references to (or to any specific provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as amended, modified or supplemented from time to time;

          (d) words herein importing the singular shall include the plural and vice versa and words importing any gender shall include all genders and words importing person shall include any individual, company, corporation, firm, partnership, joint venture, association or trust (in each case, whether or not having a separate legal personality).

          1.3 References in this Agreement to any ordinance, enactment, rule, law, directive or regulation include such ordinance, enactment, rule, law, directive or regulation as modified, consolidated, extended or re-enacted and include subsidiary legislation made thereunder.

          1.4 In this Agreement clause headings and the index are inserted for reference only and shall not affect construction or interpretation of this Agreement.


2    APPOINTMENT

     2.1 The Principal wishes to appoint the Service Provider to undertake software development and programming activities related to the Principal's proprietary supply chain Software as stipulated in Attachment A and as provided in this Agreement and to provide such services incidental and ancillary in accordance with the provisions of this Agreement.


3    PRINCIPAL'S OBLIGATIONS

     3.1 The Principal agrees with the Service Provider during the continuance in force of this Agreement:

          (a) to act in full cooperation with the Service Provider to ensure that the Service Provider receive accurate input, specifications, source data, explanations of the process and work flow. Such supply of input, specifications and source data shall be used by the Service Provider for the development of each module of the Software in accordance to Attachment A;

          (b) to provide sufficient and proper work place with adequate, functional and appropriate furnishings, furniture, tools, hardware and software to the Service Provider where its designated personnel are to be stationed during the Term and to enable the Service Provider's designated personnel to properly work on the Principal's Software.

          (c) to arrange for the requisition and installation of hardware and software, including routers, server systems, telephone units, broadband lines, personal computers, laptops, printers, scanners and digital cameras, which are required for the development of the Software.

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          (d) to bear all expenses related to the rental of the work place, costs of furnishings, furniture, hardware and software and other related tools and materials which might facilitate the Service Provider's Services.


4    SERVICE PROVIDER'S OBLIGATIONS

     4.1  The Service Provider agrees with the Principal throughout the Term:

          (a) to be fully responsible to develop the Software in accordance to the needs as specified by the Principal, and to complete all development work, including, but not limited, to encoding, programming, debugging, testings, documentation and any other related tasks within the predetermined Schedule as set out in Attachment B;

          (b) to perform the following Services in order to complete the Software modules as stipulated in Attachment A and within the Schedule as stipulated in Attachment B:-

               - Systems feasibility study

               - System design and production of specifications

               - Programming and source code encoding

               - Debugging of the software code / programs

               - Complete testing of the software

               - Write-up of the operating manual

               - Write-up of user's manual

               - Education and training to the Principal's employees

          (c) to provide sufficient I.T. personnel, including systems analyst, programmers, Lan administrators, to support the entire development of the Software in accordance to the modules as specified in Attachment A;

          (d) to seek approval of the Principal in order to confirm the completed status of all the modules of the Software as stipulated in Attachment A;

          (e) to seek the written approval from the Principal to extend and revise the Schedule for the software development work in the event that the Service Provider fails to complete the development work of all modules as specified in Attachment A within the Schedule period;

          (f) to prepare and keep proper and accurate records of user's specifications, systems specifications, source codes and encoding materials, programming documentation, operations manual, user's manual and any other related documents to the Software;

          (g) to act as consultants and provide advice on the setup of the Principal's IT environment and on the requisitions of appropriate hardware, software and any such tools and materials to facilitate the development and operations of the Software;

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          (h) to maintain operations of the Software and conduct enhancements on the Software after the completion of the Software or after the Schedule;

          (i) to arrange and setup for proper demonstration of the Software to the Principal and its clients; and

          (j) to provide education and training of the Software to the Principal's employees and its designated clients, if required.


5    SERVICE FEES

     5.1 In consideration of the Services undertaken by the Service Provider hereunder, the Principal shall subject as provided in Clause 5.2 and
          5.3 pay to the Service Provider during the continuance in force of this Agreement:

          (a) total development fee of US$550,000 (equivalent to HK$4,262,500) in equal monthly installments (the "Monthly Installments") as outlined below:-


          MONTH                    INSTALLMENT
          -----                    -----------

          January 2001              US$35,483
          February 2001             US$35,483
          March 2001                US$35,483
          April 2001                US$35,483
          May 2001                  US$35,483
          June 2001                 US$35,483
          July 2001                 US$35,483
          August 2001               US$60,323
          September 2001            US$60,323
          October 2001              US$60,323
          November 2001             US$60,323
          December 2001             US$60,323

          such fees represent the total and final costs associated with the development of the Software in accordance to all the modules as stipulated in Attachment A in this Agreement;

     5.2 The Principal shall pay the Monthly Installment to the designated account of the Service Provider on the first day of each month until the total development fee of US$550,000 is paid up.

     5.3 The Service Provider shall issue an invoice to the Principal for the monthly installment on the first day of each month for the services to be rendered.

     5.4 In the event that the Service Provider fails to complete the Software in accordance with the Schedule, the Principal shall not be liable to pay any additional service fees.


6    OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS

     6.1 The Service Provider agrees that the Principal shall hold full ownership of the Software for each module in accordance with Attachment A and agrees that the Software shall be treated as

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          assets of the Principal. Such assets shall include, but not limited to:

          - All systems specifications, including drafts, revisions or final versions of the specifications

          - Programming specifications

          - Program source codes

          - Documentations and manuals related to the Software (i.e. User's Guidelines, Operating Manual, Programming Manuals etc.)

          - All files, hardcopies and softcopies related to the Software

          - All databases developed and compiled during the development of the Software

          The Service Provider shall release the above-mentioned assets to the Principal from time to time during the course of the development of the Software and prior to the expiration of the Term or the expiration or termination of this Agreement.

     6.2 All rights of any nature whatsoever, whether legal or beneficial or moral, including without limitation to any software program, codes, copyright, business name, patent, trade mark, design rights and any other intellectual property rights in all materials developed, written, created and/or prepared by the Service Provider in the course of the development of the Software and during the Term of this Agreement, shall vest with the Principal.

     6.3 The provisions of this Clause 6 shall survive the expiry or termination of this Agreement.


7    TERMINATION

     7.1 Subject to Clause 7.2, this Agreement shall not be terminated during the Term and shall continue thereafter in full force and effect unless and until either party shall have given three (3) months written notice of termination to the other party such notice not to be given prior to the expiration of the Term.

     7.2  This Agreement shall be terminated forthwith without prior notice if:

          (a) either party fails duly to perform any of its obligations or to observe any of the terms and conditions imposed on it by this Agreement and such failure is not capable of remedy or, if remediable, has not been remedied within thirty (30) days after notice by the other party requiring its remedy; or

          (b) either party becomes or is declared insolvent or bankrupt, is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts or begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of its indebtedness (or any part of its indebtedness which it will or might otherwise be unable to pay when due) or proposes or makes a general assignment or any arrangement or composition with or for

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          the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or any material part of its indebtedness;
          or

          (c) a distress, attachment, execution or other legal process is levied, enforced or sued out on or against the assets of either party and is not discharged within thirty (30) days; or

          (d) a petition is presented or a proceeding is commenced, a resolution is passed, an order is made or any action is taken by any person for the dissolution, liquidation, winding-up or bankruptcy of either party, except for the purpose of and followed by a reconstruction, amalgamation or reorganization on terms previously approved by the other party or for the appointment of a liquidator, receiver, administrator, trustee or similar officer of all or a material part of its business or assets or if any event analogous thereto occurs or if either party otherwise becomes insolvent, liquidated, wound-up or bankrupt under applicable law; or

          (e) either party ceases to exist or ceases or threatens to cease to carry on its business or any part thereof; or

          (f) it is or will become unlawful for either party to perform or comply with any one or more of its obligations under this Agreement or any such obligation is not or ceases to be enforceable.

     7.3 The expiration or determination of this Agreement howsoever arising shall not affect such of the provisions hereof as are expressed to operate or have effect thereafter and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.


8    CONFIDENTIALITY

     8.1 The Service Provider agrees and undertakes with the Principal that it will not at any time hereafter use or divulge or communicate to any person other than to the employees of the Principal whose province it is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Principal which may come to its knowledge and it shall use its best endeavours to prevent the publication or disclosure of any confidential information concerning such matters.

     8.2 The Service Provider agrees to keep in the strictest confidence all documents and materials pertaining to any technical data, source codes, software programs and other related materials.

     8.3 The Service Provider agrees to return to the Principal all hardware, software, tools, documents and other materials related to the Software upon the expiration of the Term or upon

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          completion of the Software or upon termination or expiration of this
          Agreement, whichever is the earliest.


9    NO ASSIGNMENT

     9.1 Neither of the parties hereto shall assign or otherwise transfer any of its rights or obligations under this Agreement to any third party without the prior written consent of the other party hereto.


10   ENTIRE AGREEMENT

     10.1 This Agreement represents the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any other commitments agreements promises or understandings written or verbal that the parties hereto hereinbefore may have had.


11   AMENDMENT

     11.1 No provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought. No breach of or default under any of the provisions of this Agreement may be waived or discharged except by an instrument in writing signed by or on behalf of the party against whom enforcement of such waiver or discharge is sought.


12   COMMUNICATIONS

     12.1 Any notice report request demand consent approval and other communication (collectively the "Communication") required to be given under this Agreement shall be in English and shall be given by facsimile or by sending the same through the post via prepaid envelope (air mail in the case of an overseas address) or by courier addressed to the party concerned at its address set out on the first page of this Agreement or at such other address or place as such party may designate to the other party in writing for the purpose of this clause and any Communication so given shall be deemed to have been served on the second day after the day on which it was posted in the case of inland mail or despatched in the case of local courier, on the day on which it was despatched in the case of local facsimile, on the next day after the day on which it was despatched (reckoned at the place of despatch) in the case of international facsimile, on the seventh (7th) day after the day on which it was posted in the case of air mail and on the fourth (4th)day after the day on which it was despatched in the case of international courier. In proving service by mail it will be sufficient to prove that the envelope containing the Communication was duly stamped addressed and posted as aforesaid.

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13   PARTIAL INVALIDITY

     13.1 The illegality invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality validity or enforceability under the laws of any other jurisdiction nor the legality validity or enforceability of any other provision of this Agreement which are capable of severance and which shall continue unaffected.


14   NO WAIVER

     14.1 Time shall be of the essence of this Agreement but no failure or delay on the part of either party hereto to require performance by the other party of any provision of this Agreement will operate as a waiver thereof. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision a waiver of the provision itself or a waiver of any right under this Agreement. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.


15   COSTS

     15.1 Save as otherwise provided in this Agreement, all expenses incurred by or on behalf of the parties hereto, including all fees of agents, representatives, lawyers and accountants engaged by either of them in connection with the negotiation, preparation or execution of this Agreement, shall be born solely by the party who incurred the liability.


16   GOVERNING LAW AND JURISDICTION

     16.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region. The parties hereto hereby submit to the non-exclusive jurisdiction of the Hong Kong Courts.

     16.2 The submission of the parties hereto to the jurisdiction of the Hong Kong courts shall not restrict the fight of the either party to take proceedings in connection with this Agreement in any other courts having, claiming or accepting jurisdiction in respect of matters pertaining to this Agreement, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

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     IN WITNESS whereof the parties hereto have hereunto set their hands the day and year first above written.



SIGNED by                                     )
for and on behalf of the Principal            )
Supply Chain Services Ltd.                    )
in the presence of:                           )           /s/ Pauline Chu
                                                          ---------------




SIGNED by                                     )
for and on behalf of the Service Provider     )
Greatmind Technology Limited                  )
in the presence of:                           )           /s/ [illegible]
                                                          ---------------


Witness:        /s/ Tsang Sau Ping
                ------------------

Address:

Occupation:

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                                  ATTACHMENT A

                                Software Modules


                                     PHASE I

                                 Purchase Order
                                    Sourcing


                                    PHASE II

                               Production Tracking
                        Trade Finance / Vendor Compliance
                                 Quality Control


                                    PHASE III

                                 Shipment Status
                             Shipping Order Booking
                                Warehouse Systems
                                Customs Tracking
                               Payment / Invoicing

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                                  ATTACHMENT B


                                    SCHEDULE

Phase I         -       by March 2001

Phase II & III  -       by June 2001

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